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               SECURITIES AND EXCHANGE COMMISSION

                     Washington, D. C. 20549

                          _____________

                            FORM 8-K

                         CURRENT REPORT

             Pursuant to Section 13 or 15(d) of the

                 Securities Exchange Act of 1934


Date of earliest event
  reported:  May 23, 2001


                         AMR CORPORATION
     (Exact name of registrant as specified in its charter)


        Delaware               1-8400                    75-1825172
(State of Incorporation) ( Commission File Number)     (IRS Employer
                                                     Identification No.)


4333 Amon Carter Blvd.      Fort Worth, Texas              76155
 (Address of principal executive offices)                (Zip Code)


                         (817) 963-1234
                (Registrant's telephone number)







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Item 5.  Other Events

AMR Corporation is filing herewith a press release issued by American Airlines, Inc. ("American", a wholly owned subsidiary of AMR Corporation) on May 23, 2001 as Exhibit 99.1 which is included herein. This press release was issued to announce that American would accept binding arbitration proffered by the National Mediation Board to settle contract negotiations with the Association of Professional Flight Attendants.

Item 7.  Financial Statements and Exhibits

The following exhibits are included herein:

99.1 Press Release


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                            SIGNATURE



     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        AMR CORPORATION



                                        /s/ Charles D. MarLett
                                        Charles D. MarLett
                                        Corporate Secretary



Dated:  May 24, 2001

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                          EXHIBIT INDEX


Exhibit        Description

99.1      Press Release


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                                                Exhibit 99.1


                              Contact:  Corporate Communications
                                     Fort Worth, Texas
                                     817-967-1577


FOR RELEASE: Wednesday, May 23, 2001

AMERICAN AIRLINES ACCEPTS THE NATIONAL MEDIATION BOARD'S PROFFER
   OF BINDING ARBITRATION TO RESOLVE FLIGHT ATTENDANT CONTRACT
    Airline Says Contract Can be Resolved Without Disruption

     KANSAS CITY, Mo. - American Airlines said it was disappointed that talks with the Association of Professional Flight Attendants
(APFA) concluded today without reaching an agreement - especially because the airline today gave the APFA a settlement offer that represented the best overall flight attendant contract package in the industry. The APFA responded to American's offer with a counterproposal, which was immediately followed by a proffer of binding arbitration from the National Mediation Board (NMB) to settle all remaining contract issues. American said it will accept that proffer.
     "We are confident that this contract will be resolved for our flight attendants without any service disruption," said Sue Oliver, senior vice president of human resources and the chief negotiator for the airline. "We hope that the APFA will also accept the proffer of arbitration, but in absence of that we will continue to work toward a negotiated settlement." The airline also cited the Bush Administration's pledge to avoid any disruption to air service at a major airline this year, and pointed to its intervention in the Northwest Airlines dispute with its mechanics earlier this year and its indication that it would intervene in the Delta Airlines pilot dispute if it became necessary.
     Oliver said American today presented the APFA with a settlement offer that represents the best overall flight attendant contract package in the industry. "The only debate that remained between our negotiating committees is the amount by which our flight attendants would lead the industry."
                            - more -

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Settlement Offer to APFA
May 23, 2001
Page 2

     Oliver said that in an effort to reach a settlement it told the APFA that if it believes that another airline's flight attendant contract is more attractive, American would match it -cover to cover- or agree to an expedited binding arbitration on the open issues if the APFA would agree.
     The settlement offer American Airlines gave to the APFA today provides:
  - a 21.6 percent increase in base pay (compounded, over the life of the agreement, which would become amendable in 2004)
  -    a 5 percent lump sum retro payment
  -    a 3 percent signing bonus
  -    a stand-alone profit sharing program
  -    top of the industry retirement benefits
  -    holiday pay for the first time
  -    longevity pay
  - top of the industry diversion pay, galley pay, purser pay and language pay
  - scheduling enhancements that substantially improve flight attendant flexibility
  -    first or business class entrees for crew meals
  - the best crew rest accommodations in the industry on International flights over 8 hours

    Oliver said the airline has worked tirelessly to conclude an agreement with the APFA, and has presented numerous formal and informal proposals to the APFA since March
2000 - each of them industry-leading proposals.
    Oliver added that while the company remains eager to conclude a deal, it simply couldn't afford to have labor contract costs that are substantially higher than its major competitors.


                         -     more    -
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Settlement Offer to APFA
May 23, 2001
Page 3


     The APFA's contract with American became amendable in November, 1998. The parties reached their first tentative agreement in May of 1999, but that agreement was not ratified by flight attendants. After the APFA made changes in its negotiating committee and elected new national officers, the talks began again in March of 2000. American petitioned for mediation seven months later to keep the talks progressing.
                               ###

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Current AMR Corp. news releases can be accessed via the Internet.
       The address is http://www.amrcorp.com/corpcomm.htm